Exhibit 99.1

              GameStop Reports Record Second Quarter 2007
                               Results

          EPS Exceeds High-End of Guidance by $0.06 per share

                   Comparable Store Sales Rise 29.1%

                New Video Game Software Sales Grow 49%

     EPS, Revenue, and Comparable Store Sales Guidance Raised for
                              Fiscal 2007


    GRAPEVINE, Texas--(BUSINESS WIRE)--Aug. 23, 2007--GameStop Corp. (NYSE:GME), the world's largest video game and entertainment software retailer, today announced record financial results for the second quarter ended August 4, 2007.

    GameStop's net earnings were $21.8 million for the second quarter of 2007, including debt retirement costs of $2.0 million ($1.3 million, net of tax benefits), a 586% increase over the second quarter of 2006. Diluted earnings per share were $0.13 for the second quarter of 2007, including debt retirement costs of $0.01 per diluted share, exceeding the high-end of previously released guidance by $0.06 per share.

    Total sales increased 38.9% to $1,338.2 million in comparison to $963.3 million in the prior year quarter. Comparable store sales increased 29.1% during the second quarter, also beating previously released guidance of 16.0% to 18.0%. During the second quarter, new video game software sales surged 49% and new hardware sales soared 87%. The top selling video games during the quarter were GUITAR HERO II from Activision, NCAA FOOTBALL '08 by Electronic Arts, MARIO PARTY 8 by Nintendo, Nintendo's POKEMON DIAMOND and PEARL, and FORZA MOTORSPORT 2 from Microsoft.

    R. Richard Fontaine, GameStop's Chairman and Chief Executive Officer, stated, "GameStop's outstanding second quarter was fueled by continued consumer demand for all the prevalent hardware platforms and the compelling games released during the quarter. It is apparent that the growing base of gaming consumers is well served by GameStop's new and used model, our increasing number of convenient locations and outstanding customer service provided by our store 'gamers'.

    "Our second quarter performance was very broad-based, with the U.S., Canada, Australia and Europe all exceeding expectations. New store growth, and more importantly, new store performance worldwide, continues to be impressive. During this quarter, we opened 150 new stores and now operate 4,954 stores in 16 countries. GameStop surpassed the 1,000 store count internationally and we are well on our way to achieving our forecast of opening between 500 and 550 new stores during the year," concluded Chairman Fontaine.

    Daniel DeMatteo, GameStop's Vice Chairman and Chief Operating Officer, stated, "Looking at this year's holiday season, the new video game software line-up is exceptional. MADDEN NFL '08 from Electronic Arts, HALO 3 from Microsoft, ROCK BAND from Electronic Arts, SUPER MARIO GALAXY from Nintendo, GUITAR HERO III by Activision and ASSASSIN'S CREED from Ubisoft, are all part of a diversified group of titles that will appeal to core gamers, casual, young and entry-level players."

    Updated Guidance

    For the third quarter of fiscal 2007, GameStop is forecasting comparable store sales to range from +30.0% to +32.0%. Diluted earnings per share are expected to range from $0.19 to $0.21 compared to earnings per share of $0.09 in the third quarter of 2006.

    Due to the excellent results in the second quarter, we are raising our full year 2007 diluted earnings per share guidance to range from $1.45 to $1.48. Total revenues are now projected to grow between 20.0% and 22.0%, with expected comparable store sales ranging from +15.0% to +17.0%.

    Note that guidance does not include debt retirement costs.

    Note that all per share data has been adjusted for the Class B share conversion and the two-for-one stock split that occurred subsequent to February 3, 2007.

    Conference Call and Webcast Information

    A conference call with GameStop Corp.'s management is scheduled for August 23, 2007 at 11:00 AM ET to discuss the second quarter sales and earnings results. The conference call will be simulcast on the Internet at (http://www.gamestop.com/investor-relations/). The conference call will be archived on the website until September 6, 2007.

    About GameStop Corp.

    Headquartered in Grapevine, TX, GameStop Corp. is the world's largest video game and entertainment software retailer. The company operates 4,954 retail stores across the United States and in sixteen countries worldwide. The company also operates two e-commerce sites, GameStop.com and EBgames.com, and publishes Game Informer(R) magazine, a leading multi-platform video game publication. GameStop Corp. sells new and used video game software, hardware and accessories for next generation video game systems from Sony, Nintendo, and Microsoft. In addition, the company sells PC entertainment software, related accessories and other merchandise. General information on GameStop Corp. can be obtained at the company's corporate website: http://www.gamestop.com/corporate.

    Safe Harbor

    This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the outlook for fiscal 2007 and beyond, future financial and operating results, projected store openings, the company's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of GameStop's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the inability to obtain sufficient quantities of product to meet consumer demand, including Nintendo's Wii; the timing of release of video game titles for next generation consoles; the risks associated with expanded international operations; and economic and other events that could reduce or impact consumer demand. Additional factors that could cause GameStop's results to differ materially from those described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended February 3, 2007 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov.




                            GameStop Corp.
                       Statements of Operations
                (in thousands, except per share data)

                                            13 weeks       13 weeks
                                              ended          ended
                                           Aug 4, 2007   July 29, 2006
                                          -------------  -------------

Sales                                    $   1,338,193  $     963,347
Cost of sales                                  976,894        664,083
                                          -------------  -------------

   Gross profit                                361,299        299,264

Selling, general and administrative
 expenses                                      271,751        239,251
Depreciation and amortization                   32,118         26,328
Stock-based compensation                         6,683          5,360
Merger-related expenses                             --          2,572
                                          -------------  -------------

Operating earnings                              50,747         25,753

Interest expense, net                           13,346         20,209
Debt extinguishment expense                      2,027            191
                                          -------------  -------------


Earnings before income tax expense              35,374          5,353

Income tax expense                              13,564          2,176
                                          -------------  -------------

Net earnings                             $      21,810  $       3,177
                                          =============  =============

Earnings per common share:
     Basic                               $        0.14  $        0.02
     Diluted                             $        0.13  $        0.02

Weighted average common shares
 outstanding:
     Basic                                     158,438        150,149
     Diluted                                   164,769        157,658



Percentage of Sales:
-----------------------------------------

Sales                                            100.0%         100.0%
Cost of sales                                     73.0%          68.9%
                                          -------------  -------------

Gross profit                                      27.0%          31.1%

SG&A expenses                                     20.3%          24.8%
Depreciation and amortization                      2.4%           2.7%
Stock-based compensation                           0.5%           0.6%
Merger-related expenses                             --            0.3%
                                          -------------  -------------

Operating earnings                                 3.8%           2.7%

Interest expense, net                              1.0%           2.1%
Debt extinguishment expense                        0.2%            --
                                          -------------  -------------


Earnings before income tax expense                 2.6%           0.6%

Income tax expense                                 1.0%           0.3%
                                          -------------  -------------

Net earnings                                       1.6%           0.3%
                                          =============  =============





                            GameStop Corp.
                       Statements of Operations
                (in thousands, except per share data)

                                            26 weeks       26 weeks
                                              ended          ended
                                           Aug 4, 2007   July 29, 2006
                                          -------------  -------------

Sales                                    $   2,617,176  $   2,003,374
Cost of sales                                1,907,108      1,402,076
                                          -------------  -------------

   Gross profit                                710,068        601,298

Selling, general and administrative
 expenses                                      521,905        470,721
Depreciation and amortization                   63,153         52,260
Stock-based compensation                        13,645         10,550
Merger-related expenses                             --          3,898
                                          -------------  -------------

Operating earnings                             111,365         63,869

Interest expense, net                           27,462         39,538
Debt extinguishment expense                      8,751            191
                                          -------------  -------------

Earnings before income tax expense              75,152         24,140

Income tax expense                              28,619          9,262
                                          -------------  -------------

Net earnings                             $      46,533  $      14,878
                                          =============  =============

Earnings per common share:
     Basic                               $        0.30  $        0.10
     Diluted                             $        0.29  $        0.09

Weighted average common shares
 outstanding:
     Basic                                     155,938        148,466
     Diluted                                   163,013        157,301



Percentage of Sales:
-----------------------------------------

Sales                                            100.0%         100.0%
Cost of sales                                     72.9%          70.0%
                                          -------------  -------------

Gross profit                                      27.1%          30.0%

SG&A expenses                                     19.9%          23.5%
Depreciation and amortization                      2.4%           2.6%
Stock-based compensation                           0.5%           0.5%
Merger-related expenses                             --            0.2%
                                          -------------  -------------

Operating earnings                                 4.3%           3.2%

Interest expense, net                              1.1%           2.0%
Debt extinguishment expense                        0.3%            --
                                          -------------  -------------

Earnings before income tax expense                 2.9%           1.2%

Income tax expense                                 1.1%           0.5%
                                          -------------  -------------

Net earnings                                       1.8%           0.7%
                                          =============  =============





                            GameStop Corp.
                            Balance Sheets
                (in thousands, except per share data)

                                                   Aug 4,    July 29,
                                                    2007       2006
                                                  ---------  ---------
ASSETS:
Current assets:
     Cash and cash equivalents                   $  349,277 $  218,726
     Receivables, net                                29,798     28,596
     Merchandise inventories                        713,836    574,067
     Prepaid expenses and other current assets       51,951     37,374
     Prepaid taxes                                   74,952     79,395
     Deferred taxes                                  35,979     46,349
                                                  ---------  ---------
          Total current assets                    1,255,793    984,507
                                                  ---------  ---------

Property and equipment:
     Land                                            11,298     10,073
     Buildings & leasehold improvements             334,904    280,723
     Fixtures and equipment                         477,492    375,736
                                                  ---------  ---------
                                                    823,694    666,532
     Less accumulated depreciation and
      amortization                                  349,927    235,299
                                                  ---------  ---------
          Net property and equipment                473,767    431,233
                                                  ---------  ---------

Goodwill, net                                     1,402,845  1,392,926
Other noncurrent assets                              49,100     46,570
                                                  ---------  ---------
          Total assets                           $3,181,505 $2,855,236
                                                  =========  =========


LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
     Accounts payable                            $  517,233 $  366,221
     Accrued liabilities                            339,940    281,969
     Note payable, current portion                   12,173     12,173
                                                  ---------  ---------
          Total current liabilities                 869,346    660,363

Deferred taxes                                           --     12,196
Other long-term liabilities                          72,492     39,380
Notes payable, long-term portion                         --     12,173
Senior floating and fixed rate notes payable, net
 of discount                                        693,993    935,431
                                                  ---------  ---------
          Total liabilities                       1,635,831  1,659,543
                                                  ---------  ---------

Stockholders' equity:
     Preferred stock - authorized 5,000 shares;
      no shares issued or outstanding                    --         --
     Class A common stock - $.001 par value;
      authorized 300,000 shares; 158,993 and
      150,293 shares issued and outstanding,
      respectively                                      159        150
     Additional paid-in-capital                   1,145,706    983,546
     Accumulated other comprehensive income          19,359      4,773
     Retained earnings                              380,450    207,224
                                                  ---------  ---------
          Total stockholders' equity              1,545,674  1,195,693
                                                  ---------  ---------
          Total liabilities and stockholders'
           equity                                $3,181,505 $2,855,236
                                                  =========  =========





                              Schedule I
                            GameStop Corp.
                              Sales Mix


                               13 Weeks Ended        13 Weeks Ended
                                 Aug 4, 2007         July 29, 2006
                             -------------------  --------------------
                                        Percent              Percent
                               Sales   of Total     Sales    of Total
                             --------- ---------  --------- ----------
Sales (in millions):

New video game hardware     $    293.8     22.0% $    157.5      16.4%
New video game software          494.2     36.9%      330.7      34.3%
Used video game products         357.3     26.7%      308.7      32.0%
Other                            192.9     14.4%      166.4      17.3%

                             --------- ---------  --------- ----------
     Total                  $  1,338.2    100.0% $    963.3     100.0%
                             ========= =========  ========= ==========





======================================================================

                             Schedule II
                            GameStop Corp.
                           Gross Profit Mix


                               13 Weeks Ended        13 Weeks Ended
                                 Aug 4, 2007         July 29, 2006
                             -------------------  --------------------
                                         Gross                Gross
                               Gross    Profit      Gross     Profit
                              Profit    Percent    Profit    Percent
                             --------- ---------  --------- ----------

Gross Profit (in millions):

New video game hardware     $     21.5      7.3% $     14.0       8.9%
New video game software          100.2     20.3%       72.7      22.0%
Used video game products         173.2     48.5%      153.9      49.9%
Other                             66.4     34.4%       58.7      35.3%

                             ---------            ---------
     Total                  $    361.3     27.0% $    299.3      31.1%
                             =========            =========



    CONTACT: Media Contact:
             Chris Olivera
             Divisional Vice President,
             Corporate Communications
             GameStop Corp.
             (817) 424-2130
             or
             Investor Contact:
             David W. Carlson
             Executive Vice President &
             Chief Financial Officer
             GameStop Corp.
             (817) 424-2130